QuickLinks -- Click here to rapidly navigate through this document
**
Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

Exhibit 10.29

                      Veridex, LLC
                      1001 US Route 202
                      Raritan, NJ 08869-0606

                      November 10, 2003

Ed Erickson,
Chairman and CEO
Immunicon Corporation
3401 Masons Mill Road, Suite 100
Huntingdon Valley, PA 19006-3574

Subject: Development, License and Supply Agreement between Immunicon Corporation and Ortho-Clinical Diagnostics, Inc. dated August 17, 2000.

Dear Ed:

        As you know, all of the business of Advanced Diagnostic Systems is now conducted by Veridex, LLC, and Veridex, LLC assumes all the rights, interests, and obligations under the subject Agreement. Veridex LLC represents that it is an "Affiliate" of Ortho-Clinical Diagnostics, Inc., and not a "Third Party" as those terms are defined in the subject Agreement, and that Veridex, LLC has the full right and power to assume all the rights, interests and obligations of Ortho-Clinical Diagnostics, Inc. under the subject Agreement without the prior written consent of Immunicon Corporation, pursuant to section 16.3.1(a)(i) of the subject Agreement.

        We propose modifying the subject Agreement by nullifying all milestones described in section 5 that have not yet been fully performed (except for the milestone enumerated in section 5.2.6, as clarified in the attached table (new Exhibit X), which milestone shall remain executory). However, the parties have jointly reviewed the project and have determined that the CellTracks technology will not be available at a time sufficient to meet the portion of the milestone described in section 5.2.6 that refers to such technology. Accordingly, the last sentence of such milestone shall be stricken from the Agreement and the adjustment described beneath the attached table shall be made. The following milestone provisions shall also be added in place of those which have been nullified. Where the same event appears in more than one milestone, it establishes the order or timing in which events are to occur and does not require repetition of that event. Additionally, a new section 3.5.1 is provided to completely replace that section as currently drafted in the Agreement and a new Exhibit Y is provided. All other terms and conditions of the Agreement shall remain the same. Please indicate your acceptance by signing in the appropriate space below.

        3.5.1    Immunicon shall allocate a budget covering all Clinical Trial Expenses for Cellular Analysis Products for all monitoring, adjuvant, recurrence, companion biopsy, and all other non-screening indications described or referred to in this Agreement, and shall bear up to Five Million dollars (US$5,000,000) for Clinical Trial Expenses for the first Cellular Analysis Product for screening the general population for a major cancer as may be agreed to by the Steering Committee and provided, upon review of the data produced in such Clinical Trial, the Steering Committee continues to approve such Clinical Trial. If such screening Clinical Trial Expenses exceed Five Million dollars (US$5,000,000) then Immunicon shall not be obligated to pay any such excess amount and OCD shall pay up to Five Million dollars (US$5,000,000) of such additional screening Clinical Trial Expenses. If such additional screening Clinical Trial Expenses exceed Five Million Dollars ($5,000,000), then the parties shall negotiate in good faith the future terms and conditions under which Clinical Trial for Cellular Analysis Products for such screening will be funded. OCD shall also pay the reasonable incremental Clinical Trial Expenses attributable to indications in support of OCD products or methods for diagnostic testing or testing for determinations regarding therapy based on [**]. Immunicon shall keep accurate records of the incremental Clinical Trial Expenses to be borne by OCD under this Section 3.5.1 and shall provide OCD with an itemized list and description of such expenses in sufficient detail for OCD to assess their validity. Immunicon shall provide OCD with such a list within 90 days of the accrual of such expenses. OCD shall pay to Immunicon such reasonable incremental Clinical Trial Expenses within 60 days of receipt of such list. The list provided by Immunicon under this Section 3.5.1 shall be subject to the Audit Rights set forth in Section 3.6.3.

        5.2.10    Metastatic Colorectal or Prostate Cancer Therapy Monitoring.

          5.2.10.1    Five Hundred Thousand Dollars (US$500,000) upon initiation of a Clinical Trial for a Cellular Analysis Product in support of metastatic colorectal or prostate Cancer therapy monitoring, and prediction/prognostic claims. This milestone shall be complete when all of the following activities have been completed: (a) the Steering Committee selects the Cancer to which this milestone shall be directed (i.e., either colorectal or prostate) (b) approval by the Steering Committee of a Clinical Trial protocol, (c) delivery of the protocol to the FDA for comment, (d) Principal Investigator and Institutional Review Board approval has been obtained in three (3) clinical sites for conducting the Clinical Trial, (e) clinical sites have been trained, are under contract, and materials have been delivered, and (f) the first patient has been enrolled in such a Clinical Trial. The completion date for this milestone is [**].

          5.2.10.2    Five Hundred Thousand Dollars (US$500,000) upon the transfer to OCD of a draft appropriate regulatory submission for the FDA of a Cellular Analysis Product that includes a therapy monitoring claim for metastatic colorectal or prostate Cancer. This milestone shall be complete when all of the following activities have been completed: (a) OCD is in receipt of such a draft submission incorporating data and information that is pertinent to Immunicon's responsibilities under this Agreement, and (b) the Steering Committee has approved such submission as properly prepared for transfer to the FDA. The completion date for this milestone is [**].

        5.2.11    Prostate Cancer: [**]

          5.2.11.1    Three Hundred Thousand Dollars (US$300,000) upon the successful demonstration by Immunicon that a Cellular Analysis Product is suitable, in combination with either a method or assay [**]. This milestone shall be complete when all of the following activities have been completed: (a) provide OCD with a complete report of research results relating to the use of Cellular Analysis Products on [**], (b) obtain the acceptance of the Steering Committee for a proposed method for Large Volume sample processing to enable [**] of whole blood to be used on the automated sample preparation system (the current version of which is referred to as the AutoPrep device) with a single tube for clinical investigations, (c) demonstrate a method to be used on such automated sample preparation system capable of preparing a clinical sample for use in this application from [**] of whole blood [**], (d) [**], (e) [**], (f) propose [**] compatible with the automated sample preparation system sample tube that can be processed on such system and analyzed on the Automated Cell Analysis System (the current version of which is referred to as the CellTracks instrument), and (g) summarize results from these experiments to the Steering Committee and determine (along with the involvement of OCD) the best approach for developing a process likely to obtain Regulatory Approval for [**]; wherein, in each of the foregoing requirements, data shall have been obtained according to protocols set form in Exhibit Y as such exhibit shall be modified from time to time by the parties. The completion date for this milestone is [**].

**
Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

          5.2.11.2.    Three Hundred Thirty Three Thousand Dollars (US$333,000) upon the initiation of a Clinical Trial for evaluating the use of a Cellular Analysis Product produced by Immunicon in combination with a method or assay [**]. This milestone shall be complete when all of the following activities have been completed: (a) conduct a Clinical Trial readiness review and obtain Steering Committee approval of a Clinical Trial protocol for this application that includes cell capture with the use of Immunicon Cellular Analysis Products [**], (b) delivery of the protocol to the FDA for comments, (c) Principal Investigator and Institutional Review Board approval has been obtained in [**] clinical sites for conducting the Clinical Trial, (d) clinical sites have been trained, are under contract, and materials have been delivered, and (e) the first patient has been enrolled in such a Clinical Trial. The completion date for this milestone is [**].

          5.2.11.3    Five Hundred Thousand Dollars (US$500,000) upon transfer to OCD of a properly prepared appropriate regulatory submission for FDA approval for a Cellular Analysis Product that includes a claim for the use of a Cellular Analysis Product produced by Immunicon by itself or in combination with a method or assay [**]. This milestone shall be complete when all of the following activities have been completed: (a) OCD is in receipt of such a submission incorporating data and information that is pertinent to Immunicon's responsibilities under this Agreement, and (b) the Steering Committee has approved such submission as properly prepared for transfer to the FDA. The completion date for this milestone is [**].

        5.2.12    Lung Cancer Adjuvant Prognosis and Recurrence Monitoring.

          5.2.12.1    Three Hundred Thirty Three Thousand Dollars (US$333,000) upon initiation of a Clinical Trial for a Cellular Analysis Product in support a non-small cell lung Cancer prognostic claim in the adjuvant setting and a non-small cell lung Cancer recurrence monitoring claim. This milestone shall be complete when all of the following activities have been completed: (a) approval by the Steering Committee of a Clinical Trial protocol which includes cell enumeration and cell capture with the use of Immunicon Cellular Analysis Products and [**] (b) delivery of the protocol to the FDA for comments, (c) Principal Investigator and Institutional Review Board approval has been obtained in [**] clinical sites for conducting the Clinical Trial, (d) clinical sites have been trained, are under contract, and the materials have been delivered to them, and (e) the first patient had been enrolled in such a Clinical Trial that uses the Automated Cell Analysis System and associated sample preparation instrumentation (the current versions of which are referred to as CellTracks and AutoPrep instruments, respectively). The completion date for this milestone is [**].

          5.2.12.2    Two Hundred Fifty Thousand Dollars (US$250,000) upon the completion of an interim patient accrual review for a fully accrued Clinical Trial for a Cellular Analysis Product in support of a non-small cell lung Cancer prognostic claim in the adjuvant setting and a non-small cell lung Cancer recurrence monitoring claim. This milestone shall be complete when all of the following activities have been completed: (a) at least [**] of the target number of subjects (as determined by the Steering Committee) have been enrolled in the Clinical Trial according to the protocol referred to above and meet inclusion/exclusion criteria, and upon the completion of this activity, (b) a progress review with all relevant reportable results, including demographics, and updated timeline has been presented to the Steering Committee and approval has been obtained, (c) all relevant background data necessary to support the Clinical Trial concerning the subjects has been obtained, summarized, presented to, and accepted by the Steering Committee. The completion date for this milestone is [**].

**
Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

          5.2.12.3    Five Hundred Thousand Dollars (US$500,000) upon the transfer to OCD of a properly prepared appropriate regulatory submission for a Cellular Analysis Product in support of a non-small cell lung Cancer prognostic claim in the adjuvant setting. This milestone shall be complete when all of the following activities have been completed: (a) OCD is in receipt of such a submission for each of the claims incorporating data and information that is pertinent to Immunicon's responsibilities under this Agreement and (b) the Steering Committee has approved such submission as properly prepared for transfer to the FDA. The completion date for this milestone is [**].

        5.2.13    Colorectal or Breast Cancer Adjuvant Prognosis and Recurrence Monitoring.

          5.2.13.1    Three Hundred Thirty Three Thousand Dollars (US$333,000) upon initiation of a Clinical Trial for a Cellular Analysis Product with a colorectal or breast Cancer prognostic claim in the adjuvant setting and a colorectal or breast Cancer recurrence monitoring claim. This milestone shall be complete when all of the following activities have been completed: (a) the Steering Committee selects the Cancer to which this milestone shall be directed (i.e., either colorectal or breast) (b) approval by the Steering Committee of a Clinical Trial protocol which includes cell enumeration and cell capture with the use of Immunicon Cellular Analysis Products and [**] (c) delivery of the protocol to the FDA for comments, (d) Principal Investigator and Institutional Review Board approval has been obtained in [**] clinical sites for conducting the Clinical Trial, (e) clinical sites have been trained, are under contract, and, the materials have been delivered to them, and (f) the first patient has been enrolled in a Clinical Trial that uses the Automated Cell Analysis System and associated sample preparation instrumentation (the current versions of which are referred to as CellTracks and AutoPrep instruments, respectively). The completion date for this milestone is [**].

          5.2.13.2    Two Hundred Fifty Thousand Dollars (US$250,000) upon the completion of an interim patient accrual review of a fully accrued Clinical Trial for a Cellular Analysis Product with a colorectal or breast Cancer prognostic claim in the adjuvant setting and a colorectal or breast Cancer recurrence monitoring claim. This milestone shall be complete when all of the following activities have been completed: (a) at least [**] of the target number of subjects (as determined by the Steering Committee) have been enrolled in the Clinical Trial and meet the inclusion/exclusion criteria as set forth in the protocol referred to above, and upon completion of this activity, (b) a progress review with all relevant reportable results, including demographics, and updated timeline has been presented to the Steering Committee and approval has been obtained and (c) all relevant background data necessary to support the Clinical Trial concerning the subjects has been obtained, summarized, presented to, and accepted by the Steering Committee. The completion date for this milestone is [**].

          5.2.13.3    Five Hundred Thousand Dollars (US$500,000) upon the transfer of OCD of a properly prepared appropriate regulatory submission for a Cellular Analysis Product in support of a colorectal or breast Cancer prognostic claim in the adjuvant setting. This milestone shall be complete when all of the following activities have been completed: (a) OCD is in receipt of such a submission for each of the claims incorporating data and information that is pertinent to Immunicon's responsibilities under this Agreement and (b) the Steering Committee has approved such submission as properly prepared for transfer to the FDA. The completion date for this milestone is [**].

        5.2.14    Tumor Cell Profiling with Analyte Specific Reagents. Two Hundred Thousand Dollars (US$200,000) upon the development of assay components comprising antibodies, and similar substances formulated as reagents which, through the use of Immunicon Technology, can be used in a diagnostic application for identification and characterization of Cancer cells (tumor cell profiling reagents). This milestone shall be complete when all of the following activities have been completed: (a) the Steering Committee has approved a formal Product Development Process by which such reagents will be developed, (b) such reagents for the detection of [**] have been fully developed and

**
Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

the first commercially saleable lot of such reagent has been produced by [**], or [**] months after Immunicon receives a forecast from OCD, whichever occurs later (c) such reagents for the detection of the [**] have been initially developed and have successfully completed a Production Readiness Review by [**], according to the process set forth in 5.2.14(a) above, and (c) commercial rights for suitable antibodies to be used commercially for detecting [**] have been obtained and the commercial suitability of their use has been demonstrated and approved by the Steering Committee. The completion date for this milestone is [**].

        5.2.15.    Large Volume Sample Processing. Five Hundred Thousand Dollars (US$500,000) upon the complete development and Regulatory Approval by FDA of a commercially viable method for processing large volume samples of whole blood in Immunicon Automated Cell Analysis Systems. This milestone shall be complete when all of the following activities have been completed: (a) the Steering Committee has approved a regulatory and clinical strategy regarding such method (b) such a device and method for processing at least [**] of whole blood has been developed and the clinical and regulatory strategy has been implemented, (c) appropriate Regulatory Approval of the process is obtained, and (d) Immunicon Automated Cell Analysis Systems are available for commercial use and are capable of performing such method without a need for further modification. The completion date for this milestone is [**].

**
Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

Exhibit X: Revised Milestone Table(6)

MS #	Agmt Section	Title	SubTitle	Target Date	Adjustment	Successful Completion Criteria	Sample Process	Detection	Note	Amount ($US)
6	5.2.6	Commercial Readiness for Breast Cancer Therapy Monitoring		[**]	See Note 2a	Steering Committee approves product release for sale of a FDA-approved breast cancer therapy monitoring system and completion of other criteria set forth in 5.2.6	AutoPrep	CellTracks	1	1,500,000 See Note 2
7a	5.2.10.1	Metastatic Colorectal or Prostate Cancer Monitoring: (with prognostic and prediction claims)	Initiate Clinical Study	[**]	[**]	Protocol approved by OCD and IC and sent to FDA, clinical sites ready, and first patient enrolled	AutoPrep	CellTracks	3	500,000
7b	5.2.10.2	"	Deliver Draft Regulatory Submission to OCD	[**]	[**]	Steering Committee approves regulatory submission	AutoPrep	CellTracks		500,000
8a	5.2.11.1	Prostate Cancer: [**]	Feasibility Complete	[**]	[**]	Demonstrate feasibility of Large Blood Volume Method [**], and propose product concept	AutoPrep	CellTracks	4: Exhibit Y	300,000
8b	5.2.11.2	"	Initiate Clinical Study	[**]	[**]	Steering Committee approves Trial readiness, protocol sent to FDA, sites ready, and first patient enrolled	AutoPrep	CellTracks	3 5	333,000
8c	5.2.11.3	"	Deliver Regulatory Submission to OCD	[**]	[**]	Steering Committee approves regulatory submission for adjuvant prognosis	AutoPrep	CellTracks		500,000
9a	5.2.12.1	Lung Cancer: Adjuvant Prognosis and Recurrence Monitoring	Initiate Clinical Study	[**]	[**]	Steering Committee approves readiness, protocol sent to FDA, sites ready, and first patient enrolled	AutoPrep	CellTracks	3 5	333,000
9b	5.2.12.2	"	Interim Patient Accrual Review	[**]	[**]	[**] of patients properly accrued and progress review/timeline approved by Steering Committee	AutoPrep	CellTracks		250,000
9c	5.2.12.3	"	Deliver Regulatory Submission to OCD	[**]	[**]	Steering Committee approves regulatory submission	AutoPrep	CellTracks		500,000
10a	5.2.13.1	Colorectal or Breast Cancer: Adjuvant Prognosis and Recurrence Monitoring	Initiate Clinical Study	[**]	[**]	Steering Committee approves readiness, protocol sent to FDA, sites ready, and first patient enrolled	AutoPrep	CellTracks	3 5	333,000
10b	5.2.13.2	"	Interim Patient Accrual Review	[**]	[**]	[**] of patients properly accrued and progress review/timeline approved by Steering Committee	AutoPrep	CellTracks		250,000
**
Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

10c	5.2.13.3	"	Deliver Regulatory Submission to OCD	[**]	[**]	Steering Committee approves regulatory submission for adjuvant prognosis	AutoPrep	CellTracks	500,000
11	5.2.14	Tumor Cell Profiling	[**]	[**]	[**]	Steering Committee approves Prod Dev Process, [**] commercially available, [**] completes Production Readiness Review, and [**] has demonstrated proof of principle and acquired antibody	AutoPrep	CellTracks	200,000
12	5.2.15	Large Volume Sample Processing		[**]	[**]	Development and Steering Committee approved clinical/regulatory strategy completed; commercial readiness with regulatory approval	AutoPrep	CellTracks	500,000

Notes related to Milestones in table:

1.
The following minimum requirements must be met:

•
FDA regulatory approval received

•
Minimum 3 lots of materials manufactured under GMP compliance (or current FDA standard for lots and quality compliance)

•
Demonstrated ability to produce the forecasted quantities of materials

•
Inventory in place for Commercial Launch

2.
Five Hundred Thousand Dollars (US$500,000) will be paid upon receipt of FDA approval for the Breast Cancer Therapy Monitoring submission based on the IMMC01 trial using semi-automated sample processing (CellPrep) and CellSpotter. The remaining One Million Dollars (US$1,000,000) will be paid upon completion of the milestone as defined in the table.

  2a. The parties agree that there shall be no completion date subject to adjustment under Section 5.4 for this milestone 5.2.6, and that in lieu thereof Immunicon's share of Net Sales of the Cellular Analysis Product to which this milestone relates, under Section 6.2, shall be set at [**].

3.
A minimum of [**] clinical sites will have achieved approval and sign-off from Principal Investigator and from IRB. Clinical sites will have been trained, under contract, and materials will have been delivered.

4.
Exhibit Y identifies the experiments planned to address the identified criteria. These experiments may be modified with agreement between OCD and Immunicon.

5.
In addition to cell enumeration, blood will also be processed with [**] and [**] will be processed and stored for testing.

6.
This table is a summary of milestone information from the Agreement. Any interpretation of the milestone provisions shall be governed by the terms set forth in the text of the Agreement.

**
Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

Exhibit Y: Requirements for the Large Volume Sample Processor to be used for the Prostate Cancer [**] Milestone(a)(b)

1.
The Large Volume Sample Processor (LVSP) must meet its functional requirements using whole blood collected in CellSave tubes.

2.
The LVSP will process a large (up to [**] mLs) volume of whole blood and deliver a tumor cell enriched fraction into a standard AutoPrep sample tube, such that the sample may then be placed on AutoPrep without further pre-processing.

3.
The LVSP must demonstrate the number of recovered cells using the [**] mL blood volume reduction protocol is at least [**] the number recovered when using [**] mL samples. This will be measured after LVSP processing, but before AutoPrep cell enrichment sample processing (AutoPrep input):

•
The total number of leukocytes recovered from a [**] mL whole blood sample processed using the LVSP is at least [**] the number of leukocytes recovered from [**] mLs of whole blood.

4.
Processing of Tumor cell lines on the LVSP should not affect negatively their ability to be recovered by AutoPrep, or the accuracy of their reading on CellSpotter and/or CellTracks. This will be measured after LVSP and AutoPrep / Cell enrichment sample processing (AutoPrep Output):

•
The leukocyte carryover into a CellTracks chamber from LVSP processed samples should not exceed, on average, the leukocyte carryover of the sum of [**] whole blood samples when processed on AutoPrep.

•
The total number of spiked tumor cells recovered from a [**] mL whole blood sample processed using the LVSP is at least [**] the number of tumor cells recovered from [**] of whole blood. Testing should be conducted at a tumor cell spike level of [**] mLs.

5.
The Normal Reference Range should be less than or equal to [**] that of a single [**] mL tube. The functional sensitivity for tumor cell detection per mL of sample (as determined by titrating spiked cells) must be [**] lower than that of a single [**] mL tube. For example, if the functional sensitivity determined in a [**] mL sample is [**], then the functional sensitivity determined in a [**] mL sample must be less than or equal to [**]. Working with the LVSPs New Product Proposal, or equivalent design control document, which incorporates the MECs, the Normal Reference Range and the functional sensitivity shall be judged by the Steering Committee as to the LVSP's acceptability for its intended use.

6.
Demonstrate that the LVSP processing, followed by AutoPrep sample enrichment is compatible with [**] analysis of the enriched cell population. The quality of the [**] must be similar to that obtained from [**] mL samples.

(a)
The experiments used to demonstrate performance will be designed by Immunicon personnel, and performed according to written protocols. In advance of their execution, the Steering Committee must agree that the design will yield results that adequately, and properly address the performance being tested.

**
Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

(b)
The analysis platform for feasibility experiments will be either CellSpotter or CellTracks. If Cell Spotter is used for feasibility demonstration, then equivalence must be demonstrated on CellTracks

Veridex, LLC
By:	/s/ ROY N. DAVIS Roy N. Davis President
ACCEPTED AND AGREED
IMMUNICON CORPORATION
By:	/s/ EDWARD L. ERICKSON
Name:	Edward L. Erickson
Title:	Chairman, President & CEO
Date:	11/13/03

QuickLinks

  Exhibit 10.29
Exhibit X: Revised Milestone Table(6)
Exhibit Y: Requirements for the Large Volume Sample Processor to be used for the Prostate Cancer [**] Milestone(a)(b)